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                                                                    Exhibit 21.1


                        SUBSIDIARIES OF CORECOMM LIMITED

     All of the corporation below were incorporated in Delaware except where otherwise noted, and are wholly owned subsidiaries of CoreComm except where otherwise noted:

CoreComm, Holdco Inc.
CoreComm Billing, Inc.
CoreComm Wireless Group Limited (Bermuda)
CoreComm Wireless, Inc.
CoreComm Communications, Inc.
CoreComm Newco, Inc.
Prepaid Communications Corp.
FCC Holdco I, Inc.
Cortelyou Communications Corp.
CoreComm Services, Inc.
Digicom, Inc. (Ohio)
CoreComm Internet Group, Inc.
MegsINet, Inc. (Illinois)
MegsINet - CLEC, Inc. (Illinois)
Q.east Holding Limited (Bermuda) (7.5 owned by CoreComm)
CoreComm Alabama, Inc.
CoreComm Arizona, Inc.
CoreComm Arkansas, Inc.
CoreComm California, Inc.
CoreComm Colorado, Inc.
CoreComm Connecticut, Inc.
CoreComm Delaware, Inc.
CoreComm District of Columbia, Inc.
CoreComm Florida, Inc.
CoreComm Georgia, Inc.
CoreComm Idaho, Inc.
CoreComm Illinois, Inc.
CoreComm Indiana, Inc.
CoreComm Iowa, Inc.
CoreComm Kansas, Inc.
CoreComm Kentucky, Inc.
CoreComm Louisiana, Inc.
CoreComm Maine, Inc.
CoreComm Maryland, Inc.
CoreComm Massachusetts, Inc
CoreComm Michigan, Inc.
CoreComm Minnesota, Inc.
CoreComm Mississippi, Inc.
CoreComm Missouri, Inc.
CoreComm Montana, Inc.
CoreComm Nebraska, Inc.
CoreComm Nevada, Inc.
CoreComm New Hampshire, Inc.
CoreComm New Jersey, Inc.
CoreComm New Mexico, Inc.
CoreComm New York, Inc.
CoreComm North Carolina, Inc.
CoreComm North Dakota, Inc.
CoreComm Ohio, Inc.
CoreComm Oklahoma, Inc.
CoreComm Oregon, Inc.
CoreComm Pennsylvania, Inc.
CoreComm Rhode Island, Inc.
CoreComm South Carolina, Inc.
CoreComm South Dakota, Inc.
CoreComm Tennessee, Inc.
CoreComm Texas, Inc.
CoreComm Utah, Inc.
CoreComm Vermont, Inc.
CoreComm Virginia, Inc.
CoreComm Washington, Inc.
CoreComm West Virginia, Inc.
CoreComm Wisconsin, Inc.
CoreComm Wyoming, Inc.

CoreComm-ATX, Inc.
CoreComm-Voyager, Inc.